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                                                                   EXHIBIT 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sensient Technologies Corporation on Form S-8 of our reports dated February 14, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sensient Technologies Corporation for the year ended December 31, 2001.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Milwaukee, Wisconsin

July 19, 2002